Exhibit 99.1

Bioenergy from the Perspective of a Forest Industry Company IEA Bioenergy Conference - Vancouver August 2009

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this presentation contains statements that are forward-looking, such as statements relating to results of operations and financial conditions and business development activities, as well as capital spending and financing sources. Such forward- looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mercer. For more information regarding these risks and uncertainties, review Mercer's filings with the United States Securities and Exchange Commission. Forward Looking Statements

Company Overview Mercer is the largest publicly traded NBSK(1) market pulp producer in the world Operates three pulp mills with 1.46 million ADMT(2) of capacity _________ (1) NBSK = northern bleached softwood kraft (2) ADMT = air dried metric tonnes (3) Stendal is a 74.9% owned facility Rosenthal (Germany) Stendal (3) (Germany) Celgar (BC, Canada) 495,000 ADMT 325,000 ADMT 635,000 ADMT

Focus on NBSK market pulp Premium grade kraft pulp that generally obtains the highest price Operate modern, world-class NBSK pulp production facilities Target profitability in all market conditions Limit ongoing capital requirements Our Strategy & Purpose Improve efficiency and reduce production costs Focus on continuous improvement Focus on energy production Grow assets and earnings Organically and through acquisitions Short-term focus on sustainability of business Mercer's core purpose is providing fiber, renewable energy and chemicals from sustainable sources, for essential human needs

World Class Assets Mercer versus other top 20 NBSK producers as of Q4 2007 (includes integrated capacity) Large, modern facilities - low capital requirements, high runability State-of-the-art environmental compliance Energy - net producers Note: Bubble sizes represent market and integrated pulp productions Source: Poyry Forest Industry Consulting X axis Company Comment Botnia Size 1 Stora Enso Size 2 Sodra Size 3 Mercer Size 4 Canfor Size 5 Ilim Pulp Size 6 Domtar Size 7 UPM Size 8 Billerud Size 9 Pope & Talbot Size 10 West Fraser Size 11 Terrace Bay Size 12 SCA Size 13 Catalyst Size 14 Heinzel Size 15 SFK Pulp Size 16 Weyerhaeuser Size 17 Potlatch Size 18 Boise Size 19 Mondi Size 20 Dots for lines W.Avg Cap 30 Horisontal line 347 0 0 Horisontal line 347 0 19.4 Vertical Line 800 0 19.44990855 Vertical Line 0 0 Units 12.39170984 Botnia 498.8860104 1930 20.40264293 Stora Enso 292.7001079 1854 17.07375887 Sodra 400.4609929 1410 9.223021583 Mercer 491.5827338 1390 24.85159817 Canfor 426.6894977 1095 25.27459459 Ilim Pulp 490.8378378 925 23.32071006 Domtar 244.2899408 845 12.84285714 UPM 420.2380952 840 20.1372093 Billerud 241.5891473 645 27.2480315 Pope & Talbot 297.0472441 635 21.44230769 West Fraser 291.1538462 520 26.4 Terrace Bay 386 386 11.1 SCA 420 420 25.37594937 Catalyst 366.1392405 395 11.7 Heinzel 375 375 27.4 SFK Pulp 375 375 19.1 Weyerhaeuser 375 375 24.5 Potlatch 365 365 27.92622951 Boise 157.4590164 305 20.60163934 Mondi 157.4590164 305 WEAK STRONG 4Q07 Botnia Stora Enso Ilim Sodra UPM Mercer Canfor Billerud P&T Potlatch Boise West Fraser Catalyst Domtar Heinzel Terrace Bay SCA SFK Weyerhaeuser Mondi Weighted Average Capacity 380,000 t/a Weighted Average Technical Age 19 years Technical Age, Years Mill Capacity, 1,000 mt/a

Mercer has installed Bio-Electricity generation capacity at all three mills 102 MW in Stendal, 57 MW in Rosenthal and 52 MW in Celgar (to be expanded to 100 MW in 2010) More than 95% of our energy production is generated from biofuels, all derived from the wood that is processed to produce pulp (mostly Black Liquor) Over 80% of the biomass fuel employed is converted into heat or electricity, to be used internally or to be exported for sale More than 70% of the Mercer's electricity was generated using Combined Heat and Power (CHP) The generation of bioenergy represents the last stage in the process to maximize the value extracted from biomass. Value is first extracted in the order of value starting with fiber for pulp production, specialty chemicals such as Tall Oil, Turpentine, Methanol and then Black Liquor - our main biofuel Mercer Green Electricity Profile

Mercer Export of Electricity 1.30 million tonnes Pulp Production 1.43 million tonnes Pulp Production 1.40 million tonnes Pulp Production 2008 2007 2006 With Celgar Green Energy Project Bioenergy revenues Grew from 21 Million EUR in 2006 to 31 Million EUR in 2008 - an increase of 48% Pulp revenues grew by 11% during the same period Account for 4.5% of 2008 total revenues Growth accelerated by the inclusion of Mercer^s German Mills into the German Feed in Tariff System as of January 2009 and the green electricity supply agreement for Celgar Future

Mercer Carbon Flow Kraft pulp mills have the ability to extract the highest value from a wood resource, producing pulp and generating high quality green energy The raw material Mercer processes each year contains approximately 1.6 million tonnes of Carbon This Carbon is either stored in the pulp products and later recycled or is combusted to generate green energy 1.6 million tonnes of Carbon in wood Pulp Process' Carbon Distribution Mercer processes 7.5 million m3 of wood annually Used to generate green CHP

Biomass Residues Gasification Hydrolysis Syngas Fermentation Biofuels Biofuels, Bio-based chemicals Pulpwood & Sawmill Chips Fermentation Biofuels, Bio-based chemicals Lime Kiln Fuel Traditional Pulp Making Process Pulp Sales Selected Pulp Mill Biorefinery Opportunities

Mill earnings We Can Be Leaders in a Green Economy Lower Return on Capital Employed (ROCE) Improved Long-term Return on Capital Employed (ROCE) Current business model Future business model Mill earnings Wood Cost Wood Cost Operating Cost Operating Cost Pulp Revenue Pulp Revenue Carbon Premium on wood Energy Premium on wood Renewable biomass energy & Green Chemical revenue Other Revenue * For discussion purposes only and is meant to visually describe industry status and future potential Energy and chemical revenue will be important going forward. However, in order to reach this potential, government policies are needed for development and commercialization

20% reduction of fossil carbon dioxide emissions 30% of all other large emitters outside the EU are required to join in and ratify the Kyoto protocol 20% of energy consumed to be from renewable energy sources 2/3 of this energy is forecasted to be from bioenergy 20% improvement in energy efficiency A significant part of the reduction of fossil fuel emissions will be achieved by co-firing biomass in coal power plants Bioenergy Targets in the EU until 2020

# Shortfall of Solid Biomass in 2020 (scm)


Supply
Demand
355-370
160-170
515-540
200-260
Supply Shortfall
720-800
340-420
~380
Current forest biomass supply
Mobilization, net imports and recovered wood
Supply - Estimated Total
Estimated Supply Gap
Demand - Estimated Total
Demand – for energy production
Demand - pulp, paper, board, and solid wood products

Source: CEPI 2007

The increased demand for solid biomass from the emerging bioenergy sector is expected to outstrip total supply by over 200 scm by 2020

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Both feed-in tariffs and quota systems exist across Europe in order to boost renewable energy usage Feed-in tariffs guarantee different specific feed-in tariffs for different technologies Quota systems guarantee a variable premium on the market price, where the most efficient technologies generate the highest profit Emissions trading tackles essentially the same targets Although - as of 2013 - rules will be harmonized across the EU, member states currently have several possibilities to create incentives or disincentives for certain industries Energy consumption is subject to taxation in different ways with multiple exemptions Level Playing Field: EU Member States Have Individual Ways to Achieve Targets

Biomass Policy Conundrum - BC Example Background The BC Pulp & Paper Industry has always been a consumer of sawmill bark waste, sawdust, sawmill chips and a small amount of standing timber This biomass converts into approximately 7 million tonnes of pulp and paper and 123 million GJ of fuel, which then gets converted into heat and electricity Wood sources for the BC P&P are all market based, with supply and demand driving wood prices The majority of the electricity generated by BC Pulp Industry (3,500 GWh annually) is currently priced at C$30/MWh Cumulative volume of biomass 0% 100% Low Cost Low Volume High Cost High Volume Biomass Cost/Volume Continuum Not Used Currently Used Low Cost High Cost

Biomass Policy Conundrum - BC Example Cumulative volume of biomass 0% 100% Low Cost Low Volume High Cost High Volume Biomass Cost/Volume Continuum Not Used Currently Used Low Cost High Cost Policy Distortions European subsidies for pellets have allowed producers in BC to be able to outbid existing biomass users in BC because there is a BC policy that does not allow for the revaluation of existing power generation Result: No net Carbon improvements as biomass is simply shifted to different jurisdictions, putting existing BC biomass power plants at risk of curtailment or shutdown Logging residues and standing timber are a tremendous resource for creating green energy that is currently underutilized in BC. How can BC expect to maintain a market based system for wood while creating policies which incent new users, but ignore existing industrial users?

Biomass electricity projects could be a major benefit to Northern Hemisphere pulp mills if there is a level playing field with other players for green electricity pricing. Pulp mills are the natural location for expanded biomass electricity production. Environmental footprint already exists with potential to actually reduce the footprint Pulp mills use more of the heat energy produced by biomass through cogeneration Much of the existing infrastructure, systems and personnel are already in place Although there is an opportunity for increased energy revenues, there is a large threat that cellulose pulp producers will not be compensated for higher wood costs caused by the paradigm shift of wood being valued on an energy basis Threat of Bioenergy to the Forest Products Industry

The transition to bioenergy economics is happening with Europe at the forefront and other first world jurisdictions following suit Historically, wood has been priced in the market based on its value for alternative uses, such that saw logs were more valuable than pulpwood Wood's energy value has not, until recently, had an effect on market pricing of wood We see a correlation forming between wood values and energy, demonstrated by the correlation of industrial wood prices to pellet prices in Europe With oil at $50 per barrel and 1 odmt of pellets equating to 3.36 barrels of oil, pellets have a value of US$168 / odmt - close to current pellet prices, correlating on a regional basis Electric utilities realize additional value by using wood, as they can reduce their spending on carbon credits Pulp Transition to Bioenergy Economics

The Emerging Role of the Pulp & Paper Industry P&P already has access to biomass and fiber resources, existing supply chains and experienced management The industry has extensive process know-how and experience concerning power production and wood and chemical processing Pulp mills are already well established, successful, large-scale biorefineries that add value to small wood and sawmill by-products The high process steam consumption in a pulp mill allows for highly efficient cogeneration Power production from a pulp mill provides a reliable "24/7" base supply needed in a power system Integrating highly variable power supply sources like wind turbines into public electricity grids can be a major challenge A key component in future sustainable energy and biomass based materials supply chains

Pulp and Paper Industry Challenges and Mercer's Way Forward Government policies and objectives play a dominant role in the development of bioenergy and will heavily influence who the "winners" will be There are differences between jurisdictions Biomass feedstock is limited, new players could disrupt existing supply chains Non pulp and paper industry players spend considerable efforts in developing bio- based chemicals and fuels As a biorefinery, a pulp mill offers many technological opportunities and sustainable products and has the ability to enhance value through cogeneration and integration with biomass supply chains Power production from bio mass benefits from existing markets and distribution channels Mercer runs the biggest and most efficient biomass electricity generation in continental Europe and, starting in 2010, also in North America

Pulp and Paper Industry Challenges and Mercer's Way Forward Mercer sees biomass electricity as the last stage in the process to maximize the value of the products extracted from biomass, which include solid wood, fiber, specialty chemicals and finally - the production of bioenergy R&D in this field is both capital and time intensive The most promising concepts have to be identified and R&D has to be focused This will only be possible with joint initiatives and collaboration with other industries such as chemical and energy suppliers If P&P is going to maintain this leadership, aspects of the Pulp, Paper and Chemical Industries, as well as research institutes, technology suppliers and consultants have to be developed Mercer has joined and supports the leading research clusters in Europe and North America (INNVENTIA former STFI-Packforsk and FP Innovations) to get access to the latest research results and to be able to capitalize on further biorefinery opportunities

Thank you for your attention